Explanatory Note

Hammitt, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 2.1 and Exhibit 12.1.

PART III

INDEX TO EXHIBITS

1.1	Dalmore Group, LLC Broker-Dealer Agreement (1)
2.1	Fourth Amended and Restated Articles of Incorporation of Hammitt, Inc.
2.2	Bylaws (1)
3.1	Investor Rights Agreement (1)
3.2	Right of First Refusal and Co-Sale Agreement (1)(2)
3.3	Form of Custody Account Agreement (1)
4.1	Form of Subscription Agreement (1)
5.1	Voting Agreement (1)(2)
6.1	Note Payable to The Shannon Christiansen Seare Trust, dated June 1, 2020 (1)
6.2	Note Payable to Shawn Thomas dated January 27, 2015 (1)(2)
6.3	Note Receivable between the company and Anthony J. Drockton (1)
6.4	Management Advisory Services Agreement dated December 18, 2018 between the Company and bocm4, LLC (1)
6.5	Hammitt 2018 Incentive Stock Option Plan (1)
6.6	Employment Agreement between the company and Anthony J. Drockton (1)(2)
6.7	Employment Agreement between the company and Andrew Forbes (1)(2)
6.8	Loan Agreement dated and Note dated January 10, 2020 (1)
8	Form of Escrow Agreement (1)
11.1	Consent of Squire & Company PC (1)
12.1	Attorney’s Opinion

(1)Previously filed

(2)Portions of the exhibit has been omitted

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hermosa Beach, California, on September 3, 2021.

Hammitt, Inc.

/s/ Andrew Forbes
By Andrew Forbes
CEO of Hammitt, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andrew Forbes

Andrew Forbes, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer

Date: September 3, 2021

/s/ Anthony Drockton

Anthony Drockton, Chairman of the Board of Directors

Date: September 3, 2021

/s/ Kenneth Deemer

Kenneth Deemer, Director

Date: September 3, 2021